EXHIBIT 1.1



                            DEALER MANAGER AGREEMENT


                                                               November __, 1994


Morgan Stanley & Co.
  Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

          1.  General.  Borden Acquisition Corp., a New Jersey corporation
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("Bidder") and a subsidiary of Whitehall Associates, L.P. (and, prior to the consummation  of the Exchange Offer referred to below, common stock of which will also be held by KKR Partners II, L.P. (collectively "Parents")), limited partnerships affiliated with Kohlberg Kravis Roberts & Co., L.P., plans to make an offer (such offer, as it may from time to time be amended and supplemented,

being the "Exchange Offer") for all outstanding shares of common stock, par value $.625 per share (the "Shares"), of Borden, Inc., a New Jersey corporation

(the "Company"), in exchange for shares of common stock, par value $.01 per share (the "Exchange Shares") of RJR Nabisco Holdings Corp. ("Holdings"), on the

terms and subject to the conditions set forth in the Exchange Offer Materials

(as defined below).

          2.  Engagement as Dealer Manager.  Bidder hereby engages you as sole
              ----------------------------

Dealer Manager in connection with the Exchange Offer.  As Dealer Manager, you agree, in accordance
with your customary practice, to perform in connection with the Exchange Offer the services that are customarily performed by investment banking concerns in connection with similar exchange offers, including, without limitation,

soliciting the tender of Shares pursuant to the Exchange Offer.  As Dealer

Manager in connection with the Exchange Offer, you shall act as an independent contractor (and shall not be deemed to act as an agent of Bidder) with duties solely to Bidder.

          3.  Solicitation of Tenders.  In soliciting tenders, no securities
              -----------------------

broker or dealer, commercial bank or trust company shall be deemed to act as your agent or the agent of Bidder or Parent; and you, as Dealer Manager, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.

          4.  Exchange Offer Material.  (a)  Holdings has filed with the
              -----------------------

Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder, a registration statement (File No. 33-55767) in respect of the

Exchange Shares issuable pursuant to the Exchange Offer and such registration statement and any post-effective amendment thereto has been declared effective by the Commission.  Any offering circular-prospectus used before the time such registration statement becomes effective is hereinafter referred to as a

"Preliminary


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
Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the offering circular-prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is hereinafter called the "Registration Statement"; and the final offering circular-prospectus,

in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus," except that if the final offering circular-prospectus furnished to you for use in connection with the

Exchange Offer differs from the offering circular-prospectus set forth in the

Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the final offering circular-prospectus furnished to you for such use.  Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item

11 of Form S-4 under the Act, as of the date of such Preliminary Prospectus or

Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary


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
Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such

Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of Holdings filed pursuant to Section 13(a) or 15(d)

of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

          (b)  Bidder has prepared and filed, or agrees that prior to or on the

Commencement Date (as defined below) it will file, with the Commission under the

Exchange Act and the rules and regulations promulgated thereunder a Statement on

Schedule 14D-1 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the

"Schedule 14D-1").

          (c)  The Registration Statement and the Prospectus, and the related letter of transmittal to be used by holders tendering Shares pursuant to the

Exchange Offer (the "Letter of Transmittal"), notice of guaranteed delivery, and any other offering materials and information as the Bidder may use or prepare,

approve or authorize for use in connection with the Exchange Offer, including the Schedule 14D-1, each as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."

          (d)  Bidder agrees that, a reasonable time prior to using, or filing with the Commission, it will furnish to you draft copies of the Exchange Offer

Materials (other than documents incorporated by reference therein by Holdings)

and will give reasonable consideration to your and your counsel's prompt comments, if any, thereon, provided, however, that Bidder may issue press releases without furnishing you with draft copies thereof if due to time constraints it is not practicable to do so.

          5.  Exchange Offer.  (a)  Bidder intends to commence the Exchange
              --------------

Offer as soon as practicable after the Registration Statement becomes effective under the Act by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letter of

Transmittal and such of the other Exchange Offer Materials as may be required or as Bidder may elect to furnish to each holder of record of the Shares (the date of the commencement of such distribution being herein called the "Commencement

Date").

          (b)  Bidder has approved the Exchange Offer Materials and authorizes you and any other securities dealer or any commercial bank or trust company to use the Exchange Offer Materials in connection with the solicitation of tenders and you agree not to provide any information to


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
holders of Shares in connection with any solicitation other than the information contained in the Exchange Offer Materials.  You shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of the Shares.

          6.  Withdrawal.  In the event that (i) Bidder or Parent uses or
              ----------
permits the use of, any Exchange Offer Materials (a) which are required to be but have not been timely submitted to you previously for your and your counsel's comments or (b) which have been so submitted, and you have or your counsel has made comments which have not been reflected in a manner reasonably satisfactory to you and your counsel; (ii) any of Bidder or Holdings shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein; (iii) the Registration Statement shall not have become effective on or prior to the Commencement Date, or, at any time during the

Exchange Offer, a stop order suspending the effectiveness of the Registration

Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to your reasonable satisfaction; or there shall have been issued,

at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining you
from acting in your capacity  as Dealer Manager with respect to the Exchange

Offer; (iv) Deloitte & Touche LLP, independent public accountants to Holdings,

shall not have furnished to you on the Commencement Date, a letter dated the date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants'

"procedures letters" with respect to the financial statements and certain financial information relating to Holdings contained in or incorporated by reference into the Registration Statement or the Prospectus and confirming that they are independent accountants within the meaning of the Act and the Exchange

Act and the respective applicable published rules and regulations thereunder; or

(v) on the Commencement Date you shall not have received a certificate of an executive officer of Bidder, dated as of the date of delivery thereof, to the effect that all representations and warranties of Bidder contained herein are true and correct in all material respects as though expressly made at such time and Bidder has performed in all material respects, all of its obligations hereunder theretofore required to be performed; then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other Indemnified Person (as defined in

Section 14 below) and without loss of any


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
right to indemnification or contribution provided in Section 14.

          7.  Fees.  Pursuant to a letter agreement dated September 12, 1994
              ----
between Bidder and you (the "Engagement Letter"), Bidder has agreed, among other things, to compensate you for your services as financial advisor to Bidder,

including your services as Dealer Manager.  No separate compensation shall be payable hereunder.

          8.  Reimbursement of Expenses, Etc.  Whether or not any Shares are
              -------------------------------
acquired pursuant to the Exchange Offer, Bidder agrees to reimburse all dealers and brokers (including you), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the

Exchange Offer Materials to their customers.  The expense reimbursement provisions of the Engagement Letter are incorporated herein by reference as if restated herein in their entirety, and Bidder agrees to reimburse your expenses as provided therein.

          9.  The Exchange Agent and Information Agent.  Bidder has appointed,
              ----------------------------------------
and authorizes you to communicate with, First Chicago Trust Company of New York,

in its capacity as exchange agent (the "Exchange Agent"), and D.F. King & Co.,

Inc., in its capacity as information agent (the "Information Agent"), in connection with the Exchange Offer.  Bidder shall advise or cause the Exchange

Agent to advise you at 5:00 p.m., New York City time, or as promptly


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
as practicable thereafter, daily or more frequently if requested as to major tally figures, by telephone or facsimile transmission as to, as of 4:00 p.m.,

the following information with respect to Shares (and Rights if applicable)

tendered:  (i) the number of Shares (and Rights if applicable) validly tendered on such day; (ii) the number of Shares (and Rights if applicable) validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such Shares (and Rights if applicable) into its account at a Book-

Entry Transfer Facility pursuant to the procedures set forth in the Exchange

Offer) on such day; (iii) the number of Shares (and Rights if applicable)

represented by Notices of Guaranteed Delivery on such day; (iv) the number of

Shares (and Rights if applicable) properly withdrawn on such day; and (v) the cumulative totals of the number of Shares (and Rights if applicable) in categories (i) through (iv) above.  On the day following such oral communication, Bidder shall furnish or cause the Exchange Agent to furnish you with a written report confirming the above information which has been communicated orally.  Bidder shall furnish or cause the Exchange Agent to furnish you with such reasonable information on the tendering shareholders of

Borden as may be reasonably requested from time to time.


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
          10.  Representations and Warranties of Bidder.  Bidder represents and
               ----------------------------------------
warrants to you that:

               (a)  Bidder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

     each Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,

     Bidder has all necessary power and authority to execute and deliver this

     Agreement and to perform its obligations hereunder and each of Bidder and each Parent has all necessary power and authority to consummate the

     Exchange Offer.

               (b)  The Exchange Offer, this Agreement and all other actions by

     Bidder and each Parent contemplated in the Exchange Offer Materials and this Agreement have been duly and validly authorized by all necessary corporate or partnership action by Bidder and each Parent, and no other corporate or partnership proceedings by Bidder or either Parent are necessary to authorize any such actions.

               (c)  This Agreement has been duly and validly executed and delivered by Bidder and is a legal, valid and binding obligation of Bidder,

     enforceable against Bidder in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization,

     moratorium and other similar laws
     relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and considerations of public policy.  The Engagement Letter and the indemnity letter dated

     September 12, 1994 between Bidder and you (the "Indemnity Letter") each has been duly and validly executed and delivered by Bidder and each is a legal,

     valid and binding obligation of Bidder enforceable against it in accordance with their respective terms, except as affected by bankruptcy, insolvency,

     fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and considerations of public policy.

               (d)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the

     Prospectus will conform, in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations of the

     Commission thereunder; the Registration Statement did not, as of its effective date, and will not, as of the date of effectiveness of any amendment thereto, contain an untrue statement of a


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
     material fact or omit to state a material fact required to be stated

     therein or necessary to make the statements therein not misleading; and the

     Prospectus did not and will not, as of its filing date or as of the filing date of any amendment or supplement thereto, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Bidder or

     Holdings by you expressly for use therein; provided, further, that this representation and warranty does not cover information regarding the

     Company.

               (e)  The Schedule 14D-1, as originally filed and subsequently amended, the other Exchange Offer Materials and any amendment or supplement thereto conform, or will conform, in all material respects with all applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule 14D-1,

     the other Exchange Offer Materials or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact
     necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,

     however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Bidder or Holdings by you expressly for use therein; provided, further, that this representation and warranty does not cover information regarding the Company.

               (f)  Bidder will accept Shares for exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and Bidder has requested the Exchange Agent and the Exchange Agent has agreed with

     Bidder to make appropriate arrangements with The Depository Trust Company,

     the Midwest Securities Trust Company, the Philadelphia Depository Trust

     Company and any other "qualified" registered securities depository to allow for the book-entry movement of exchanged Shares between depository participants and the Exchange Agent.

               (g)  Except as disclosed in the Prospectus,  (i) the Exchange

     Offer, the consummation of the transactions contemplated by the Exchange

     Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will


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
     comply in all material respects with all applicable requirements of law,

     including the Act, the Exchange Act, the various state securities or "blue sky" laws and state "takeover" statutes (collectively, "State Statutes")

     and all applicable regulations of the Commission or any other governmental agency (an "Other Agency"), and (ii) except for permits and similar authorizations required under the securities or "blue sky" laws of certain jurisdictions, and except for such consents which are required and have been obtained, the commencement and consummation by Bidder and Parent of the Exchange Offer and the other transactions contemplated herein and in the Exchange Offer do not and will not require any material consent,

     approval, authorization or permit of, filing with or notification to, the

     Commission or any Other Agency.

               (h)  Except as would not have a material adverse effect on the ability of Bidder to perform its obligations hereunder and of Bidder and each Parent to consummate the Exchange Offer and the other transactions contemplated thereby, the Exchange Offer, the consummation of the transactions contemplated by the Exchange Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this

     Agreement do not and will not (i) conflict with or violate the certificate of incorporation or by-


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
     laws or equivalent organizational documents of Bidder or either Parent,

     (ii) conflict with or violate any order, judgment or decree applicable to

     Bidder or either Parent or by which any property or asset of Bidder or either Parent is bound, or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,

     amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Bidder or either

     Parent pursuant to, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Bidder or either Parent or any of their subsidiaries or affiliates is a party or by which any of them or any of their respective properties or assets is bound.

               (i)  Neither Bidder nor either Parent is, or will be as a result of the consummation of the Exchange Offer, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

          11.  Representations and Warranties Relating to Holdings.  Bidder
               ---------------------------------------------------
represents and warrants to you that:

               (a)  Holdings is a corporation duly organized, validly existing and in good standing under
     the laws of the jurisdiction of its incorporation, and has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

               (b)  The execution and delivery of this Agreement and the

     performance by Holdings of its obligations hereunder have been duly and validly authorized by all necessary corporate actions by Holdings.

               (c)  This Agreement has been duly and validly executed and delivered by Holdings and is a legal, valid and binding obligation of

     Holdings, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization,

     moratorium and other similar laws relating to or affecting creditors'

     rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and considerations of public policy.

               (d)  The execution and delivery of this Agreement and the

     performance by Holdings of its obligations hereunder do not and will not

     (i) conflict with the certificate of incorporation or by-laws of Holdings,

     (ii) conflict with or violate any order, judgment or decree applicable to

     Holdings or by which


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
     any property or asset of Holdings is bound, or (iii) except as disclosed in the Exchange Offer Materials result in a material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,

     amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Holdings pursuant to,

     any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Holdings or any of its subsidiaries or affiliates is a party or by which any of them or any of their respective properties or assets is bound.

               (e)  Holdings has obtained all consents, approvals,

     authorizations and orders of, and has duly made all registrations,

     qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required on its part to be obtained or made in connection with the execution, delivery and performance of this

     Agreement by it and the registration of the Exchange Shares for exchange.

               (f)  The financial statements of Holdings and its subsidiaries set forth or incorporated by reference in the Exchange Offer Materials fairly present the
     financial condition of Holdings and its consolidated  subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified, and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated

     therein).

               (g)  No order preventing or suspending the use of any Preliminary

     Prospectus has been issued by the Commission, and the Registration

     Statement on the date it became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,

     however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Holdings by you expressly for use therein.

               (h)  Except as disclosed in the Prospectus, since the date of the most recent audited financial statements included in the Exchange Offer

     Materials, Holdings has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any change in the


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
     business, financial condition or results of operations of Holdings or any of its subsidiaries which has had, or would reasonably be expected to have,

     a material adverse effect on the business, financial condition or results of operations of Holdings and its subsidiaries, taken as a whole.

               (i)  All of the issued and outstanding shares of Holdings common stock have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Holdings common stock contained in the Prospectus.  All of the Exchange Shares transferred to holders of the Shares pursuant to the Exchange Offer will be transferred free and clear of all liens, charges and encumbrances of all kinds.

          12.  Opinions of Counsel to Bidder and Holdings.  Bidder has delivered
               ------------------------------------------
to you opinions in form and substance satisfactory to you, of Lowenstein,

Sandler, Kohl, Fisher & Boylan, P.A., special New Jersey counsel to Bidder,

Simpson Thacher & Bartlett, counsel to Bidder, Davis, Polk & Wardwell, counsel to Holdings, and Jo-Ann Ford, counsel of Holdings.

          13.  Covenants of Bidder and Holdings.  (a)  Bidder will notify you,
               --------------------------------
promptly after it receives notice thereof, of the time when the Registration

Statement, or any amendment thereto, has been filed or becomes effective, or


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
any amendment or supplement to the Prospectus or any amendment to the Schedule

14D-1 or any amended or additional Exchange Offer Materials shall have been filed, of the receipt of any comments from the Commission relating to the

Exchange Offer, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or

Prospectus or any of the Exchange Offer Materials, of the suspension of the qualification of the Exchange Shares for offering or sale in connection with the

Exchange Offer in any jurisdiction, of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, or the Schedule 14D-1 or

the other Exchange Offer Materials.  Bidder will also inform you, promptly after it receives notice thereof, of any material litigation or other administrative proceeding with respect to the Exchange Offer.

          (b)  Holdings will notify you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto,

has been filed or becomes effective, or any amendment or supplement to the

Prospectus of the receipt of any comments from the Commission relating to the

Registration Statement, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or

Prospectus, of the suspension of the qualification of the Exchange Shares for offering or sale in
connection with the Exchange Offer in any jurisdiction, of any request by the

Commission to amend or supplement the Registration Statement.  Holdings will also inform you, promptly after it receives notice thereof, of any material litigation or other administrative proceeding with respect to the Exchange Offer in which it is named as a party.

          (c)  Bidder will cause all amendments and supplements filed with the

Commission to be distributed to holders of the Shares as may be required by the

Act and the Exchange Act and the rules and regulations of the Commission thereunder.  During the period referred to in the second sentence of paragraph

(d) below, Bidder will deliver to you, without charge, such number of copies of the Prospectus and the other Exchange Offer Materials (as supplemented or amended) as you may reasonably request.  Prior to the consummation of the

Exchange Offer and before amending or supplementing the Registration Statement,

any Preliminary Prospectus, the Prospectus, the Schedule 14D-1 or the other

Exchange Offer Materials, or approving any other material for use in connection with the Exchange Offer, other than, in each case, documents incorporated by reference therein by Holdings, Bidder will furnish you with a copy of each such proposed amendment or supplement, provided, however, that Bidder may issue press releases without furnishing you with draft copies thereof if due to time constraints it is not practicable to do so.


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
          (d)  Bidder will comply in all material respects with the Act and the

Exchange Act and the rules and regulations of the Commission thereunder in connection with the Registration Statement and the Prospectus, and the other

Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby.  If at any time during the period when a prospectus is required to be delivered by the Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Exchange Offer any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or other Exchange Offer Materials are delivered, not misleading, or if in the opinion of your counsel or in the opinion of Bidder, it shall be necessary to amend or supplement the Registration Statement or the

Prospectus or any of the other Exchange Offer Materials in order to comply with law, Bidder will notify you and promptly prepare and furnish, at its own expense, to you and file with the Commission, if required, such amendment or supplement as may be necessary so that the statements in the Prospectus or other

Exchange Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus or the other

Exchange Offer Materials are


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
delivered, be misleading or so that the Registration Statement and the

Prospectus or such other Exchange Offer Materials comply with law.

          (e)  Holdings will comply in all material respects with the Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Registration Statement and the Prospectus.  If at any time during the period when a prospectus is required to be delivered by the Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Exchange Offer any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if in the opinion of your counsel or in the opinion of Holdings, it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with law, Holdings will notify you and promptly prepare and furnish, at its own expense, to you and file with the Commission, if required, such amendment or supplement as may be necessary so that the statements in the Prospectus, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus is delivered, be misleading or so that the

Registration Statement and the Prospectus comply with law.


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
          (f)  Bidder and Holdings will endeavor to qualify the Exchange Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and Bidder will pay all expenses

(including reasonable fees and disbursements of its counsel) in connection therewith.

          (g)  Holdings will make generally available to its security holders as soon as practicable, but in any event not later than 12 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of Holdings and its subsidiaries complying with

Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of Holdings, Rule 158 under the Act).

          (h)  Bidder shall promptly give you notice of any change of the expiration date of the Exchange Offer, of the occurrence of any event which could cause Bidder and Parent to withdraw, rescind, modify or amend the Exchange

Offer and of any consummation of the Exchange Offer.

          (i)  Bidder shall promptly give you notice of any material request for additional information or other material action by (i) the Federal Trade

Commission or the Antitrust Division of the Department of Justice under the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules promulgated thereunder, (ii) the European Commission under Regulations (EEC) No.

4064/89, or

(iii) the Director of Investigation and Research under Canada's Competition Act.

          (j)  Bidder shall promptly give you any other information relating to the Exchange Offer which you may from time to time reasonably request.

          14.  Indemnification and Contribution; Settlement of Litigation;
               -----------------------------------------------------------
Release.  (a)  The provisions of the Indemnity Letter relating to
- -------
indemnification are incorporated herein by reference as if restated herein in their entirety, and Bidder agrees to indemnify you and the other Indemnified

Persons as provided in the Indemnity Letter.

          (b)  In case any proceeding (including any governmental investigation)

shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 14(a), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the

"indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the
expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or

(ii) the named parties to any such proceeding (including any impleaded parties)

include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

Bidder will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action,

claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not you are a party thereto) unless such settlement,

compromise,
consent or termination includes a release of you from any liabilities arising out of such action, claim, suit or proceeding.

          (c)  If the indemnification provided for in Section 14(a) above is unavailable to an indemnified party or insufficient in respect of any losses,

claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses,

claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Bidder on the one hand and you on the other from the Exchange Offer or (ii) if the allocation provided by clause (i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Bidder and Holdings on the one hand and of you on the other, in the case of statements or omissions in connection with the statements or omission or, in the case of any other action or omission, the action or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by Bidder on the one hand and you on the other in connection with the Exchange

Offer shall be deemed to be in the same proportion as the maximum aggregate value of the
consideration proposed to be paid by Bidder to acquire the Shares pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to you pursuant to Section 7 of this Agreement (including any such fee payable pursuant to the Engagement Letter) as a result of the acquisition of the Shares pursuant to the Exchange Offer.  The relative fault of Bidder and Holdings on the one hand and you on the other shall be determined by reference to, among other things, in the case of statements or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Bidder or Holdings on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and, in the case of any other action or omission, whether such action or omission was taken or omitted to be taken by Bidder or Holdings on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

          (d)  Bidder and you agree that it would not be just and equitable if contribution pursuant to subsection (c) of this Section 14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) of this Section 14. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 14(c) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 14,

you shall not be required to contribute any amount in excess of the amount by which the fee paid to you as provided in Section 7 of this Agreement (including any such fee payable pursuant to the Engagement Letter) exceeds the amount of any damages which you have been required to pay in the case of statements or omissions, by reason of such untrue or alleged untrue statement or omission or alleged omission, or, in the case of actions or omissions, by reason of such action or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The agreements contained in Section 7, the indemnity and contribution agreement contained in this Section 14 and the representations and warranties of Bidder set forth in Sections 10 and 11 hereof shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any completion of the engagement provided by this Agreement or (iii) any investigation made by or on behalf of you and your officers, partners or directors or of any person controlling you and shall survive any acquisition of the Shares, whether pursuant to the Exchange Offer or otherwise.

          (f)  The reimbursement, indemnity and contribution obligations of

Bidder under this Section 14 shall be in addition to any liability which the

Bidder may otherwise have, shall extend upon the same terms and conditions to your affiliates and your partners, directors, agents, employees and controlling persons, if any (such persons, collectively referred to herein as, the

"Indemnified Person"), and shall inure to the benefit of any successors,

assigns, heirs and personal representative of Morgan Stanley & Co. Incorporated and any other such Indemnified Persons referred to above.

          15.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

          16.  Counterparts.  This Agreement may be executed by the different
               ------------
parties hereto in one or more separate counterparts, each of which when executed shall be deemed an
original, but all of which together shall constitute one and the same agreement.

          17.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
solely to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

          18.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

          19.  Entire Agreement.  This Agreement, together with the Engagement
               ----------------
Letter and the Indemnity Letter, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          20.  Amendment.  This Agreement may not be amended except in writing
               ---------
signed by each party to be bound thereby.

          21.  Notices.  All notices and other communications required or
               -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

          (a)  If to you:

               Morgan Stanley & Co. Incorporated
               1251 Avenue of the Americas
               New York, New York  10020

               Attention:  O. Griffith Sexton

               With a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention:  Neil T. Anderson

          (b)  If to Bidder:

               c/o Kohlberg Kravis Roberts & Co.
               9 West 57th Street, Suite 4200
               New York, New York 10019

               Attention:  Clifton S. Robbins and
                           Scott M. Stuart

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017-3954

               Attention:  Charles I. Cogut and
                           David J. Sorkin

          (c)  If to Holdings:

               RJR Nabisco Holdings Corp.
               1301 Avenue of the Americas
               New York, New York 10019

               Attention:  Lawrence R. Ricciardi

               With a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017

               Attention:  Samuel F. Pryor III

          22.  Subheadings.  The descriptive headings contained in this
               -----------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                             Very truly yours,

                             BORDEN ACQUISITION CORP.


                             By
                               -------------------------------------------------
                               Name:
                               Title:


                             RJR NABISCO HOLDINGS CORP.


                             By
                               -------------------------------------------------
                               Name:
                               Title:

Accepted as of the date
first set forth above:

MORGAN STANLEY & CO.
  INCORPORATED


By
  -----------------------
  Name:
  Title: